Tenable Announces Second Quarter 2020 Financial Results

•	Added 341 new enterprise platform customers and 50 net new six-figure customers

•	Revenue of $107.2 million, up 26% year-over-year

•	GAAP loss from operations of $10.6 million; Non-GAAP income from operations of $5.7 million

•	Net cash provided by operating activities of $17.0 million; Free cash flow of $6.6 million
COLUMBIA, Maryland, July 28, 2020 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended June 30, 2020.
"Tenable delivered another successful quarter, including our first quarter of non-GAAP operating income as a public company, which was sooner than anticipated,” said Amit Yoran, Chairman and CEO of Tenable. “Our dedication to a best-of-breed strategy for vulnerability management continues to drive results. In a time when organizations' attack surfaces are expanding across more distributed workforces, accelerating cloud deployments and evolving OT environments, customers rely on our Cyber Exposure solutions to discover, measure and reduce their cyber risk."
Second Quarter 2020 Financial Highlights

•	Revenue was $107.2 million, representing a 26% increase year-over-year.

•	Calculated current billings was $111.2 million, representing a 13% increase year-over-year.

•	GAAP loss from operations was $10.6 million, compared to a loss of $22.2 million in the second quarter of 2019.

•	Non-GAAP income from operations was $5.7 million, compared to a loss of $10.7 million in the second quarter of 2019.

•	GAAP net loss was $12.0 million, compared to a loss of $21.6 million in the second quarter of 2019.

•	GAAP net loss per share was $0.12, compared to a loss per share of $0.23 in the second quarter of 2019.

•	Non-GAAP net income was $4.7 million, compared to a loss of $10.0 million in the second quarter of 2019.

•	Non-GAAP diluted earnings per share was $0.04, compared to a loss per share of $0.10 in the second quarter of 2019.

•	Cash and cash equivalents and short-term investments were $242.1 million at June 30, 2020, compared to $212.3 million at December 31, 2019.

•	Net cash provided by operating activities was $17.0 million, compared to $2.1 million of net cash used in operating activities in the second quarter of 2019.

•	Free cash flow was $6.6 million, compared to $(5.2) million in the second quarter of 2019.
Recent Business Highlights

•	Added 341 new enterprise platform customers and 50 net new six-figure customers.

•	Ranked number one in global market share and revenue for 2018 and 2019 in IDC’s Worldwide Device Vulnerability Management Market Shares, 2019.(1)

•	Rated highest among “Customers’ Choice” vendors in product capabilities in the April 2020 Gartner Peer Insights “Voice of the Customer”: Vulnerability Assessment report.(2)

•	Entered into a $45 million credit facility with Silicon Valley Bank in connection with the expiration of our existing facility.
Financial Outlook
For the third quarter of 2020, we currently expect:

•	Revenue in the range of $108.0 million to $110.0 million.

•	Non-GAAP income from operations in the range of $3.0 million to $4.0 million.

•	Non-GAAP net income in the range of $2.0 million to $3.0 million.

•	Non-GAAP diluted earnings per share in the range of $0.02 to $0.03.

•	111.0 million diluted weighted average shares outstanding.

For the year ending December 31, 2020, we currently expect:

•	Revenue in the range of $428.0 million to $433.0 million.

•	Non-GAAP income from operations in the range of $4.0 million to $7.0 million.

•	Non-GAAP net income in the range of $0.0 million to $3.0 million.

•	Non-GAAP diluted earnings per share in the range of $0.00 to $0.03.

•	110.0 million diluted weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until August 11, 2020.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com
Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash (used in) provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share: We define non-GAAP net income (loss) as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. We use non-GAAP net income (loss) to calculate non-GAAP earnings (loss) per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.
1)     Source: IDC, Worldwide Device Vulnerability Management Market Shares, 2019: Finding the Transitional Elements Between Device Assessment Scanning and Risk-Based Remediation (doc # US46284720, May 2020) report.
2)    Based on 156 reviews as of 2/29/2020. Gartner Peer Insights reviews constitute the subjective opinions of individual end users based on their own experiences and do not represent the views of Gartner or its affiliates. Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates. https://www.gartner.com/reviews/market/vulnerability-assessment/vendors

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$107,209	$85,384	$209,857	$165,685
Cost of revenue(1)	19,142	13,918	37,843	27,144
Gross profit	88,067	71,466	172,014	138,541
Operating expenses:
Sales and marketing(1)	55,443	56,015	115,298	108,704
Research and development(1)	25,310	21,698	52,141	43,633
General and administrative(1)	17,879	15,987	36,812	31,123
Total operating expenses	98,632	93,700	204,251	183,460
Loss from operations	(10,565)	(22,234)	(32,237)	(44,919)
Interest income, net	455	1,594	1,189	3,150
Other expense, net	(298)	(122)	(1,258)	(336)
Loss before income taxes	(10,408)	(20,762)	(32,306)	(42,105)
Provision for income taxes	1,552	866	2,631	963
Net loss	$(11,960)	$(21,628)	$(34,937)	$(43,068)

Net loss per share, basic and diluted	$(0.12)	$(0.23)	$(0.35)	$(0.45)
Weighted-average shares used to compute net loss per share, basic and diluted	100,209	95,820	99,532	94,785
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue	$830	$742	$1,577	$1,394
Sales and marketing	5,375	4,215	9,871	7,581
Research and development	3,893	2,441	6,841	4,471
General and administrative	5,568	3,975	10,412	7,246
Total stock-based compensation	$15,666	$11,373	$28,701	$20,692

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$136,467	$74,363
Short-term investments	105,634	137,904
Accounts receivable (net of allowance for doubtful accounts of $297 and $764 at June 30, 2020 and December 31, 2019, respectively)	81,782	94,827
Deferred commissions	29,620	28,499
Prepaid expenses and other current assets	26,298	27,369
Total current assets	379,801	362,962
Property and equipment, net	35,144	26,847
Deferred commissions (net of current portion)	42,148	43,766
Operating lease right-of-use assets	40,476	42,847
Acquired intangible assets, net	14,350	15,508
Goodwill	54,138	54,138
Other assets	9,779	12,544
Total assets	$575,836	$558,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$429	$1,732
Accrued expenses	7,909	8,436
Accrued compensation	31,360	36,634
Deferred revenue	274,953	274,348
Operating lease liabilities	5,347	5,209
Other current liabilities	783	1,284
Total current liabilities	320,781	327,643
Deferred revenue (net of current portion)	90,356	88,779
Operating lease liabilities (net of current portion)	48,678	40,663
Other liabilities	4,853	2,622
Total liabilities	464,668	459,707

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 101,127 and 98,587 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively)	1,011	986
Additional paid-in capital	710,066	662,990
Accumulated other comprehensive income	149	50
Accumulated deficit	(600,058)	(565,121)
Total stockholders’ equity	111,168	98,905
Total liabilities and stockholders’ equity	$575,836	$558,612

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(34,937)	$(43,068)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,268	3,089
Stock-based compensation	28,701	20,692
Other	606	(1,022)
Changes in operating assets and liabilities:
Accounts receivable	13,512	(658)
Prepaid expenses and other current assets	1,058	1,673
Deferred commissions	497	(2,432)
Other assets	13,177	(1,209)
Accounts payable and accrued expenses	(3,023)	5,646
Accrued compensation	(5,274)	(3,092)
Deferred revenue	2,182	17,430
Other current and noncurrent liabilities	(276)	(46)
Net cash provided by (used in) operating activities	21,491	(2,997)

Cash flows from investing activities:
Purchases of property and equipment	(11,004)	(5,335)
Purchases of short-term investments	(91,908)	(102,453)
Sales and maturities of short-term investments	124,675	110,750
Net cash provided by investing activities	21,763	2,962

Cash flows from financing activities:
Proceeds from loan agreement	2,000	—
Principal payments under finance lease obligations	(8)	(8)
Proceeds from stock issued in connection with the employee stock purchase plan	7,307	8,579
Proceeds from the exercise of stock options	10,974	12,727
Net cash provided by financing activities	20,273	21,298
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,463)	(716)
Net increase in cash and cash equivalents and restricted cash	62,064	20,547
Cash and cash equivalents and restricted cash at beginning of period	74,665	165,378
Cash and cash equivalents and restricted cash at end of period	$136,729	$185,925

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Subscription revenue	$92,010	$69,370	$178,400	$134,107
Perpetual license and maintenance revenue	12,179	13,553	25,598	27,080
Professional services and other revenue	3,020	2,461	5,859	4,498
Revenue(1)	$107,209	$85,384	$209,857	$165,685
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 93% of revenue for the three and six months ended June 30, 2020 and 91% of revenue for the three and six months ended June 30, 2019.

Calculated Current Billings	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Revenue	$107,209	$85,384	$209,857	$165,685
Add: Deferred revenue (current), end of period	274,953	227,227	274,953	227,227
Less: Deferred revenue (current), beginning of period	(270,916)	(214,508)	(274,348)	(213,644)
Calculated current billings	$111,246	$98,103	$210,462	$179,268

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$16,999	$(2,123)	$21,491	$(2,997)
Purchases of property and equipment	(10,390)	(3,029)	(11,004)	(5,335)
Free cash flow(1)	$6,609	$(5,152)	$10,487	$(8,332)
________________
(1)    Free cash flow included benefits of $3.3 million and $3.9 million and reductions of $0.4 million and $1.0 million related to employee stock purchase plan activity in the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. The three and six months ended June 30, 2020 included $8.6 million of proceeds from lease incentives as well as $9.7 million and $9.8 million, respectively, in capital expenditures for our new headquarters. The six months ended June 30, 2020 also included $0.7 million of acquisition-related payments for Indegy.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2020	2019	2020	2019
Loss from operations	$(10,565)	$(22,234)	$(32,237)	$(44,919)
Stock-based compensation	15,666	11,373	28,701	20,692
Acquisition-related expenses	—	—	339	—
Amortization of acquired intangible assets	578	151	1,157	302
Non-GAAP income (loss) from operations	$5,679	$(10,710)	$(2,040)	$(23,925)
Operating margin	(10)%	(26)%	(15)%	(27)%
Non-GAAP operating margin	5%	(13)%	(1)%	(14)%

Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Net loss	$(11,960)	$(21,628)	$(34,937)	$(43,068)
Stock-based compensation	15,666	11,373	28,701	20,692
Tax impact of stock-based compensation(1)	437	121	635	(528)
Acquisition-related expenses	—	—	339	—
Amortization of acquired intangible assets(2)	578	151	1,157	302
Non-GAAP net income (loss)	$4,721	$(9,983)	$(4,105)	$(22,602)

Net loss per share, diluted	$(0.12)	$(0.23)	$(0.35)	$(0.45)
Stock-based compensation	0.16	0.13	0.29	0.22
Tax impact of stock-based compensation(1)	—	—	0.01	(0.01)
Acquisition-related expenses	—	—	—	—
Amortization of acquired intangible assets(2)	0.01	—	0.01	—
Adjustment to diluted earnings per share(3)	(0.01)	—	—	—
Non-GAAP earnings (loss) per share, diluted	$0.04	$(0.10)	$(0.04)	$(0.24)

Weighted-average shares used to compute GAAP net loss per share, diluted	100,209	95,820	99,532	94,785

Weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted(4)	108,587	95,820	99,532	94,785
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of amortization of acquired intangible assets is not material.
(3)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.
(4)    In periods in which there is a non-GAAP net loss, basic and diluted weighted average shares outstanding are the same, as potentially dilutive shares would be antidilutive.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2020	2019	2020	2019
Gross profit	$88,067	$71,466	$172,014	$138,541
Stock-based compensation	830	742	1,577	1,394
Amortization of acquired intangible assets	578	151	1,157	302
Non-GAAP gross profit	$89,475	$72,359	$174,748	$140,237
Gross margin	82%	84%	82%	84%
Non-GAAP gross margin	83%	85%	83%	85%

Non-GAAP Sales and Marketing Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2020	2019	2020	2019
Sales and marketing expense	$55,443	$56,015	$115,298	$108,704
Less: Stock-based compensation	5,375	4,215	9,871	7,581
Non-GAAP sales and marketing expense	$50,068	$51,800	$105,427	$101,123
Non-GAAP sales and marketing expense as % of revenue	47%	61%	50%	61%

Non-GAAP Research and Development Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2020	2019	2020	2019
Research and development expense	$25,310	$21,698	$52,141	$43,633
Less: Stock-based compensation	3,893	2,441	6,841	4,471
Non-GAAP research and development expense	$21,417	$19,257	$45,300	$39,162
Non-GAAP research and development expense as % of revenue	20%	23%	22%	24%

Non-GAAP General and Administrative Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2020	2019	2020	2019
General and administrative expense	$17,879	$15,987	$36,812	$31,123
Less: Stock-based compensation	5,568	3,975	10,412	7,246
Less: Acquisition-related expenses	—	—	339	—
Non-GAAP general and administrative expense	$12,311	$12,012	$26,061	$23,877
Non-GAAP general and administrative expense as % of revenue	11%	14%	12%	14%

Forecasted Non-GAAP Income from Operations	Three Months Ending September 30, 2020		Year Ending December 31, 2020
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(13.7)	$(12.7)	$(59.0)	$(56.0)
Forecasted stock-based compensation	16.1	16.1	60.7	60.7
Forecasted amortization of acquired intangible assets	0.6	0.6	2.3	2.3
Forecasted non-GAAP income from operations	$3.0	$4.0	$4.0	$7.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending September 30, 2020		Year Ending December 31, 2020
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(15.1)	$(14.1)	$(64.3)	$(61.3)
Forecasted stock-based compensation	16.1	16.1	60.7	60.7
Tax impact of stock-based compensation	0.4	0.4	1.3	1.3
Forecasted amortization of acquired intangible assets	0.6	0.6	2.3	2.3
Forecasted non-GAAP net income	$2.0	$3.0	$—	$3.0

Forecasted net loss per share, diluted	$(0.15)	$(0.14)	$(0.64)	$(0.61)
Forecasted stock-based compensation	0.16	0.16	0.61	0.61
Tax impact of stock-based compensation	—	—	0.01	0.01
Forecasted amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Adjustment to diluted earnings per share(1)	—	—	—	—
Forecasted non-GAAP earnings per share, diluted	$0.02	$0.03	$—	$0.03

Forecasted weighted-average shares used to compute net loss per share, diluted	101.7	101.7	101.0	101.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	111.0	111.0	110.0	110.0
________________
(1)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.